Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 23, 2017, in this Registration Statement (Form S-6 No. 333-215491) of Smart Trust 303, comprising Smart Trust, High 20 Dividend Strategy Trust, Series 16.

/s/ Grant Thornton LLP

Chicago, Illinois

March 23, 2017